EXHIBIT 5.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Abitibi-Consolidated Company of Canada and Abitibi-Consolidated Inc. on Form F-9 (File No. 333-14110) and in this Registration Statement of Abitibi-Consolidated Company of Canada and Abitibi-Consolidated Inc. on Form F-9, of our auditors report and our related Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences dated January 22, 2003, on the consolidated balance sheets of Abitibi-Consolidated Inc. as at December 31, 2002 and 2001, and the consolidated statements of earnings, deficit and cash flows for each of the years in the three year period ending December 31, 2002, which appear in the Annual Report on Form 40-F of Abitibi-Consolidated Inc. for the year ended December 31, 2002.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of each of the Registration Statements.





[signed] PricewaterhouseCoopers LLP
Chartered Accountants

Montreal, Quebec, Canada

June 12, 2003